Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

To,
Lytus Technologies Holding Pvt Ltd
USA

We consent to the inclusion of our following reports Dated May 24, 2023, relating to financial statements of Sri Sai Cable and Broadband Pvt Ltd (the “Company”) of an Independent Registered Public Accounting Firm in this Amendment No. 5 of the Registration Statement to Lytus Technologies Holding PTV. Ltd. to use this auditors report of Sri Sai Cable and Broadband Pvt Ltd, as issued for CY 2021 and CY 2022 and the references to our firm in this regard in the form F-1 so being filed by the company.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: June 26, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York - 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi - 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com